Exhibit 10.81

CORTEX PHARMACEUTICALS, INC.

RESTRICTED STOCK AWARD AGREEMENT

UNDER

1996 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into as of                              by and between                              (hereinafter referred to as “Grantee”), and Cortex Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 1996 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Grantee is an employee, director, consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. The Company desires to issue shares of common stock to Grantee to encourage the continued service of Grantee as an employee of the Company and to exert added effort towards its growth and success, which service is of benefit to the Company.

C. The Company desires to impose certain restrictions on the shares of Common Stock granted hereunder for the benefit of the Company.

D. Such grant is being made to Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to Grantee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Issuance of Shares. The Company hereby offers to issue to Grantee an aggregate of                              shares of Common Stock of the Company (the “Shares”) on the terms and conditions herein set forth. Unless this offer is earlier revoked in writing by the Company, Grantee shall have ten (10) days from the date of the delivery of this Agreement to Grantee to accept the offer of the Company by executing and delivering to the Company two copies of this Agreement, without condition or reservation of any kind whatsoever.

2. Vesting of Shares.

(a) Subject to Sections 2(b)-(c) below, the Shares acquired hereunder shall vest and become “Vested Shares” as to                          Percent (    %) of the Shares on the first anniversary of the effective date of this Agreement, and thereafter, the balance of the Shares shall become Vested Shares in a series of                              (    ) successive equal annual installments for each year of Continuous Service provided by the Grantee, such that 100% of the Shares shall be Vested Shares on the                              anniversary of this Agreement. Shares which have not yet become vested are herein called “Unvested Shares.” No additional shares shall vest after the date of termination of Grantee’s Continuous Service.

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Grantee resigns, is removed from office, or Grantee’s term of office expires and he or she is not reelected, or (iii) so long as Grantee is engaged as a consultant or Service Provider to the Company or other corporation referred to in clause (i) above.

(b) Notwithstanding Section 2(a), if Grantee holds Shares at the time a Change in Control occurs, all Forefeiture Rights shall automatically terminate immediately prior to the consummation of such Change in Control, and the Shares subject to those terminated Forefeiture Rights shall immediately vest in full, except to the extent that this Agreement is continued, assumed, or substituted for by the acquiring or successor entity (or parent thereof) in connection with such Change in Control. If the Forefeiture Rights automatically terminate in accordance with the provisions of this subsection (b), then the Administrator shall cause written notice of the Change in Control transaction to be given to Grantee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(c) However, if in the event of a Change in Control the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Forefeiture Rights shall not terminate, and vesting of the Shares shall continue in accordance with Section 2(a) above.

(d) IF, WITH RESPECT TO ANY UNVESTED SHARES, THE GRANTEE WISHES TO MAKE THE ELECTION SET FORTH IN SECTION 83(B) OF THE CODE, HE OR SHE MUST DELIVER TO THE COMPANY A COPY OF THE SIGNED AND COMPLETED NOTICE OF ELECTION THAT GRANTEE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS OF THE DATE SPECIFIED IN THE FIRST PARAGRAPH OF THIS AGREEMENT. A FORM OF ELECTION IS ATTACHED HERETO AND LABELED EXHIBIT A.

3. Forfeiture Rights Upon Termination of Service.

(a) Deposit of Unvested Shares. Grantee shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank (a form of which is attached hereto as Exhibit B), which shall be held by the Secretary of the Company. Grantee shall be entitled to vote and to receive dividends and distributions on all such deposited Unvested Shares.

(b) Forfeiture and Cancellation of Unvested Shares upon Termination. In the event that the Grantee’s Continuous Service terminates for any reason, all Unvested Shares as of the Termination Date shall be immediately forfeited, cancelled and shall become null and void (the “Forfeiture Rights”). The Company shall cancel the certificates then deposited with the Company evidencing the Unvested Shares and reissue a new certificate to Grantee evidencing only the Vested Shares, if any, as of the Termination Date.

(c) Termination. The provisions of this Section 3 shall automatically terminate in accordance with Section 2(b) above.

(d) Assignment. The Company may assign its right under this Section 3 without the consent of the Grantee.

4. Restrictions on Unvested Shares. Unvested Shares may not be sold, transferred, pledged, or otherwise disposed of, except that such Unvested Shares may be transferred to a trust established for the sole benefit of the Grantee and/or his or her spouse, children or grandchildren. Any Unvested Shares that are transferred as provided herein remain subject to the terms and conditions of this Agreement.

5. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Grantee shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Grantee under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.

6. Shares Free and Clear. All Shares returned to the Company pursuant to this Agreement shall be delivered by Grantee free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the Company shall acquire full and complete title and right to all of such Shares, free and clear of any claims, liens and encumbrances of every nature (again, except for the provisions of this Agreement and such securities laws).

7. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Grantee pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

8. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to the Grantee, at his or her most recent address as shown in the employment or stock records of the Company.

9. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

10. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

11. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

12. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

13. Assignment. Grantee shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

14. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

15. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Grantee and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Grantee and the Company.

16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

17. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Grantee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Grantee may be a party.

18. “Market Stand-Off” Agreement. Grantee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Grantee will not sell or otherwise transfer or dispose of any Shares held by Grantee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

19. Withholding. Grantee agrees to promptly pay the Company an aggregate amount sufficient to satisfy all Federal, state, local and foreign income and employment withholding tax requirements applicable to the issuance and vesting of the Shares as contemplated by this Agreement. In particular, and without limitation, in the event that Grantee declines to make an election under Section 83(b) of the Code, Grantee agrees to promptly pay the Company an amount sufficient to satisfy the aforementioned tax requirements on each date during the term of the Agreement when a portion of the Shares acquired hereunder become Vested Shares.

20. Tax Elections. GRANTEE UNDERSTANDS THAT GRANTEE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR THE GRANTEE’S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE ACQUISITION OF THE SHARES. GRANTEE ACKNOWLEDGES THAT GRANTEE HAS CONSIDERED THE ADVISABILITY OF ALL TAX ELECTIONS IN CONNECTION WITH THE ISSUANCE OF THE SHARES, INCLUDING THE MAKING OF AN ELECTION UNDER SECTION 83(b) UNDER THE CODE; GRANTEE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS NO RESPONSIBILITY FOR THE MAKING OF SUCH SECTION 83(b) ELECTION. IN THE EVENT GRANTEE DETERMINES TO MAKE A SECTION 83(b) ELECTION, GRANTEE AGREES TO TIMELY PROVIDE A COPY OF THE ELECTION TO THE COMPANY AS REQUIRED UNDER THE CODE.

21. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	GRANTEE:

CORTEX PHARMACEUTICALS, INC.

By:
Name:
Title:
Address:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of                             , a party to the attached Restricted Stock Award Agreement (the “Agreement”), dated as of                             , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
(Signature)

(Print Name)

EXHIBIT A

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF GRANT OF RESTRICTED SHARES

PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986 (AS AMENDED)

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986 (as amended) with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The Name, Address and Taxpayer Identification Number of the person making this election and such person’s spouse, if any:

Name :

Address:

Taxpayer Identification Number:

2.	Description of the property with respect to which the election is being made:

             (number of shares) of Common Stock, par value $             per share, of Cortex Pharmaceuticals, Inc.

3.	The date on which property was transferred is (date specified in first paragraph of the Agreement).

4.	The taxable year to which this election relates is calendar year .

5.	The Fair Market Value.

The fair market value on the date specified in Item 3 above (determined without regard to any restrictions other than restrictions which by their terms never lapse) of the property with respect to which this election is being made is $             per share.

6.	Amount paid for the property transferred.

The amount paid by the taxpayer for the property specified in Item 2 above is $             per share.

7.	Furnishing statement to the Company.

A copy of this statement has been furnished to Cortex Pharmaceuticals, Inc.

Dated:
(name of taxpayer)

A-1

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned,                             , hereby assigns and transfers unto Cortex Pharmaceuticals, Inc., a Delaware corporation (“Cortex”), a total of              shares of the Common Stock of Cortex, standing in its name on the books of said Corporation represented by Certificate No.             , and does hereby irrevocably constitute and appoint                              as its attorney, to transfer said shares on the share register of the within named Corporation, with full power of substitution.

Dated: , 200	By:
[Name Printed]

B-1